CitiStreet Funds, Inc.
Transactions Effected Pursuant to Rule 10f-3
Quarter Ended: December 31, 2005

Fund:			Small Company Stock Fund
Sub-adviser:		Babson Capital Management LLC

Name of Security:       NeuStar, Inc.
Security CUSIP:		64126X201

Registration under Securities Act of
1933 [10f-3(a)(1)(i)] or eligible 144A?	Yes

Time of Acquisition [10f-3(a)(2)]
  Date Acquired			12/6/2005
  Date First Offered			12/6/2005

Reasonableness of Spread [10f-3(b)]
  Offering Price Per Unit		$32.300
  Amount of Spread:  Gross Spread
   Selling Concession			$0.825
  Spread

Issuer in Continuous Operation at
Least Three Years?  [10f-3(c)]		Yes

Amount Purchased by Fund [10f-3(d)]
  Total Units Offered			20,000,000
  Purchase Price per Unit		$32.300
  Total Units Purchased		18,400
  Total Purchase Price			$594,320
  Percentage of Offering Purchased	0.092%
  Any Shares Purchased by Other Funds
   in family?				No

Percentage of Fund Assets Invested [10f-3(e)]	0.364%

From Whom Purchased [10f-3(f)]
Selling Dealer(s)	JP Morgan Chase & Co.



Syndicate Manager(s)	Jefferies & Company, Inc.
			Bank of America Securities LLC
			Credit Suisse First Boston Corp.
			JP Morgan Securities
			Bear Stearns & Co., Inc.
			ThinkEquity Partners Craig-Hallum
			UBS Investment Bank